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                                                                 EXHIBIT 10.29

                       EXCLUSIVE DISTRIBUTION AGREEMENT

     THIS AGREEMENT is made effective the 25th day of January, 2000, by and between Daig Corporation, a Minnesota Corporation whose principal place of business is at 14901 DeVeau Place, Minnetonka, Minnesota ("Distributor") and Cardima Incorporated whose principal place of business is at 47266 Benicia St., Fremont, California ("Manufacturer").

     The Parties, intending to be legally bound, agree as follows:

1.   DISTRIBUTORSHIP TERMS

     1.01 Appointment and Acceptance. Manufacturer hereby appoints Distributor as its exclusive distributor of Products in the Territory. Distributor accepts this appointment. Manufacturer shall not directly or indirectly sell or offer to sell any of the Products in the Territory to any third party. In the event Manufacturer receives requests for information relating to, or purchase orders for, Products from customers or potential customers within the Territory, Manufacturer shall promptly forward such requests or orders to Distributor. Distributor shall have the right to appoint sub-distributors at its discretion.

     1.02 Products Defined. Products are those described in Schedule A (including all modifications, new versions or replacements therefor), together with such other electrophysiology catheter products and accessories intended for diagnostic use that Manufacturer develops during the term of this Agreement in the Field of Use. Distributor acknowledges that the Products shall not include any electrophysiology catheter products that are intended primarily for therapeutic use. In the event that the overall unit sales of Distributor exceed the original forecasts given to Manufacturer by Distributor (attached as Schedule E) for any calendar year by ***** or greater, Manufacturer may increase the transfer price of the Products to Distributor by five (5) percentage points for the following calendar year (e.g. if the then current transfer price is ***** off list price, the transfer price may be increased to ***** off list price). This increase may be taken one time only. All price increases thereafter shall be governed by Section 2.03 herein below.

     1.03 Territory Defined. The Territory is defined to be the United States of America (including its territories and possessions), exclusive only of hospitals in the states of ***** and ***** with ship to addresses containing the zip codes outlined in Schedule B. During the term of this Agreement, Distributor shall have the first right of refusal at its option to expand the Territory in order to distribute the Products on an exclusive basis in all other countries of the world. Manufacturer shall give Distributor written notice and the terms under which it intends to permit distribution, or the terms of any offer or request from a third party for rights to distribute, any of the Products in any country not then included in the Territory. Distributor shall accept or reject such offer in writing within thirty (30) days after receipt thereof, and, if Distributor accepts such offer, the Territory shall be

_________
Confidential treatment has been requested with respect to certain portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.
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     appropriately expanded.

     1.04 Field of Use Defined. The Field of Use is catheter-based cardiac electrophysiology.

     1.05 Manufacturing Materials Defined. Manufacturing Materials shall mean all items necessary for Distributor or Distributor's designated party to manufacture and sell the Products, including, but not be limited to: design specifications and documents; manufacturing specifications, procedures and documents; quality assurance and quality control procedures and documents; written transfer of regulatory documents such as 510(k) approvals and other approvals such as CE marks, to the extent permitted; rights to all patents, trademarks, trade secrets and confidential information, worldwide; specifications for all equipment used in the manufacture of the Products; and, text specifications for all labeling and packaging.

     1.06 No Activities Outside the Territory. Distributor shall not solicit sales of Product or promote the sale of Products outside the Territory. Distributor shall not establish an office or warehouse outside the Territory for the sale of Products.

     1.07 Distributor's Right to Distribute Other Products. During the term of this Agreement and afterwards, Distributor shall have the right to manufacture, market, distribute and sell any and all products in the Territory, regardless of whether such products compete with the Products.

2.   PRICES AND TERMS

     2.01 Prices. Manufacturer shall sell Products to Distributor in such quantities and at such times as Distributor may reasonably request. Distributor shall submit written orders to Manufacturer. Manufacturer shall, at Distributor's option, ship directly to Distributor or a purchasing customer(s) at the ship to address provided by Distributor. Product pricing is contained in Schedule A. Shipping terms and credit terms are listed on Schedule C.

     2.02 Claim for Shortage. Distributor shall submit in writing to Manufacturer all claims for shortages in shipments within thirty (30) business days of receipt of notice by customers of a shortage.

     2.03 Price Changes. Manufacturer may change the list price of Products only once a year on the anniversary of the Agreement, subject to consultation with Distributor in advance, by giving Distributor written notice sixty days in advance of such price change. Manufacturer list price increases to Distributor of greater than 2% for any given Product in a given year must be by mutual consent, unless Manufacturer's average selling price ("ASP") for any product over the course of the prior year has increased by more than 2% in which case the Distributor price increase may equal 75% of the relevant ASP percentage increase.
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     2.04  Return Policy.  Manufacturer's return policy is contained in
     Schedule C.

     2.05 Promotional Material. Non-sterile product samples and promotional materials shall be made available to Distributor by Manufacturer at prices outlined in Schedule D. New materials may be developed and added to this list of available promotional materials from time to time. Upon purchase, these materials become property of Distributor.

     2.06 Resale Prices. Distributor shall solely determine the prices at which it resells the Products in the Territory.

     2.07 Governing Document. This Agreement, together with its Schedules, shall supersede any conflicting or additional terms used by Manufacturer or Distributor in the ordering, shipment and receiving of Products, unless such terms have been agreed to in writing by the parties.

3.   DISTRIBUTOR'S DUTIES

     3.01 Distributor's Efforts. Distributor shall use commercially reasonable efforts to promote the sale of Products in the Territory. Distributor shall not knowingly detract from the good name of Manufacturer or the reputation of Products.

     3.02 Payment of Account. Distributor shall promptly pay its account with Manufacturer when due. Terms are net 30 days due, with 1.5% per month late fee on past due invoices.

     3.03 Sales Quotas. Distributor shall maintain its exclusive right to distribute the Products in the Territory so long as the minimum purchase quotas established in Schedule E are met or exceeded in each year of the Agreement. If Distributor fails to meet the minimum purchase quotas in the first year or in any given six month period thereafter, then Manufacturer shall give Distributor written notice of such failure, and Distributor shall have ninety (90) days after its receipt of such notice to correct such failure (i.e., through submission of purchase orders to Manufacturer for additional units of the Products). If Distributor fails to correct such failure in a timely manner, then Manufacturer shall have the option to convert Distributor's appointment granted in Section 1.1 hereof to a non-exclusive appointment in the Territory, notwithstanding anything to the contrary in Section 1.1, provided that Manufacturer gives Distributor written notice of such conversion within thirty (30) days.

     3.04 Compliance With Law. Distributor shall comply with all laws and regulations affecting its business.

     3.05 Recalls. In the event Manufacturer recalls any Products sold by Distributor in the Territory, Distributor shall reasonably assist Manufacturer with such recall. Manufacturer agrees to give prompt notice to Distributor in the event that Manufacturer recalls any
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     Product, or ceases or suspends the sale of any Product due to any problem which relates to such Product's efficacy or patient safety. Manufacturer shall reimburse Distributor for reasonable expenses incurred by Distributor at the request of Manufacturer to effect a recall, and the value of all Products purchased by Distributor and recalled shall count towards the minimum purchase quotas described in Section 3.03. In order to assist Manufacturer in the event of a recall, Distributor shall maintain a complete and current listing of the locations of all sterile Products in Distributor's inventory, and the names of customers who have purchased Products from Distributor. Manufacturer shall maintain a complete and current listing of the locations of all sterile Products in Manufacturers inventory, and the names of customers who have received shipments from Manufacturer, together with the reorder numbers, lot numbers or other identifying characteristics of Products purchased and the date of such purchase.

     3.06 Traceability. Distributor shall comply with all reasonable traceability programs of Manufacturer to the extent it is apprised of them by Manufacturer.

     3.07 Training. Distributor shall be responsible for training all of its personnel who promote Products so that they are knowledgeable about the Products and can adequately represent the Products. Manufacturer shall cooperate in effecting such training.

     3.08 Product Warranty. Manufacturer hereby authorizes Distributor to pass on the Manufacturer standard warranty set forth in Schedule C to Distributor's customers in the Territory. In addition, Manufacturer warrants to Distributor that the Products purchased by Distributor shall be in saleable condition with a minimum of eighteen (18) months shelf life from the date of shipment (based on the present understanding that the total shelf life for the Product from the date of manufacturer currently is twenty-four (24) months). In the event that Manufacturer receives approval from authorities for a shelf life for the Product from the date of manufacture in excess of twenty-four (24) months (the "Date of Manufacture Shelf Life"), Manufacturer agrees that it shall warrant that Product purchased by Distributor shall be in a saleable condition with a minimum shelf life from the date of shipment of no less than the lessor of thirty-six (36) months or six (6) months less than the Date of Manufacture Shelf Life.

     3.09 Distributor's Expenses. All costs, including salaries, commissions, bonuses, contributions to social security or other welfare system payments, benefits, severance pay and other expenses incurred by Distributor in connection with its performance of this Agreement shall be borne solely by Distributor.

     3.10 Non Binding Forecast. At the end of each calendar quarter, Distributor shall provide Manufacturer with a non-binding forecast of Distributor's purchases for the next four quarters .

4.   OBLIGATIONS OF MANUFACTURER

     4.01 Compliance with Laws. Manufacturer shall comply with the laws and regulations
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     which govern its business.

     4.02 Insurance. Manufacturer shall carry reasonable amounts of insurance, whether through self-insurance or otherwise, to cover its responsibilities with respect to indemnification under Section 7 below. Distributor shall have the right to examine the policies of insurance of Manufacturer upon request.

     4.03 Regulatory Registrations and Approvals. Manufacturer shall obtain and maintain all regulatory authorizations required for the sale of the Products in all countries in the Territory as requested by Distributor, and Manufacturer shall be responsible for all costs and expenses incurred in this regard. Manufacturer shall make available to Distributor complete copies of all applications and all registrations and approvals obtained therefrom relating to the Products and provide Distributor with any other information or material it requests to enable Distributor to sell the Products in the Territory.

     4.04 Quality Control/Product Complaints. Manufacturer agrees to maintain ongoing quality assurance and testing procedures sufficient to satisfy applicable regulatory requirements. Manufacturer shall be responsible for responding to all product complaints, including whatever response may be required to any governmental or certification authority, subject to the reasonable cooperation of Distributor as set forth in Section 3.06 hereof.

     4.05 Scientific and Technical Information Manufacturer shall provide to Distributor scientific and technical information available to Manufacturer and required to obtain registrations, licenses, and permits required for the sale and distribution of Products in the Territory, or to respond to inquiries from customers, or governmental or regulatory authorities.

     4.06 Training. Manufacturer shall provide training for Distributor's employees and sub-distributors relating to the use and application of the Products. Such training shall be conducted at least once per year, if requested by Distributor, and shall be provided without charge to Distributor. Notwithstanding the above, all expenses incurred by Distributor's personnel in connection with such training, including, without limitation, travel and housing expenses, shall be borne by Distributor.

     4.07 Support. Manufacturer, at its own expense, and as deemed reasonable by Manufacturer, shall provide consultation to Distributor in a timely fashion concerning technical aspects and use of the Products as requested by Distributor.

     4.08 Telephone Service. Manufacturer shall provide a telephone number in the United States during Manufacturer's normal business hours for Distributor's use in placing telephone orders and in obtaining telephone advice and support from Manufacturer regarding the Products.
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5.   TRADEMARKS

     5.01 Use of Manufacturer's Trademarks. Manufacturer hereby grants to Distributor, and Distributor accepts from Manufacturer, a non-exclusive, royalty-free, sublicensable right and license, during the term of this Agreement, to indicate to the public that it is an authorized distributor of the Products and to advertise only within the Territory such Products under the trademarks and trade names that Manufacturer may adopt from time to time ("Manufacturer Trademarks"). Distributor shall not alter or remove any Manufacturer Trademarks applied to the Products by Manufacturer. Nothing herein shall grant to Distributor any right, title, or interest in Manufacturer Trademarks, subject to the foregoing limited license. Upon termination of this Agreement, Distributor shall cease using all trademarks of Manufacturer.

     5.02 Distributor's Use of Trademark. Distributor shall use Manufacturer Trademarks only in the manner authorized by Manufacturer.

6.   CONFIDENTIAL INFORMATION

     6.01 Confidentiality. The parties acknowledge that by reason of their relationship to each other hereunder, each shall have access to certain information and materials concerning the other's business, plans, customers, technology, and/or products that is confidential and of substantial value to that party, which value would be impaired if such information were disclosed to third parties. Except as required in order to perform its obligations hereunder, each party agrees that it shall not use in any way for its own account or the account of any third party, nor disclose to any third party, any such confidential information revealed to it by the other party and shall take every reasonable precaution to protect the confidentiality of such information during the term of this Agreement and for one (1) year thereafter. Each party shall advise the other whether or not it considers any particular information or materials to be confidential by marking on it "Confidential", "Proprietary" or some similar designation.

     6.02 Confidentiality Exceptions. The provisions of Section 6.01 shall not apply to confidential information to the extent that:

           (i) such information was generally known or otherwise in the public domain prior to to disclosure hereunder, or becomes so known subsequent to such disclosure through no fault of the receiving party;

          (ii) such information was received without restriction from a third party not under an obligation to the non-receiving party not to disclose it and otherwise not in violation of the non-receiving party's rights; or

         (iii) such information is disclosed pursuant to the order or requirement of a court, administrative agency, or other governmental body; provided,
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                however, that the disclosing party shall provide prompt notice thereof to the non-disclosing party to enable such party to seek a protective order or otherwise prevent such disclosure.

           (iv) such information was developed independently by the parties without use of the confidential information of the disclosing party.

            (v) such information was known by a party prior to its disclosure by the other party.

     6.03 Publications. Except as required by law or regulation, or as provided herein, no announcement, news release, public statement, publication, or presentation relating to the existence of this Agreement, the subject matter herein, or either party's performance hereunder (collectively, a "Publication") shall be made without the other party's prior written approval. Each party agrees to submit each Publication it proposes to make to the other party for purposes of such other party's review, comment and approval. Each party further agrees to respond as promptly as reasonably practicable and agrees that it shall not unreasonably withhold approval of such Publication. The parties agree that they shall use reasonable efforts to coordinate the initial announcement or press release relating to the existence of this Agreement so that such initial announcement or press release by each is made contemporaneously. The parties recognize that researchers may publish research findings concerning the Products and that neither Distributor or Manufacturer may have power to approve the contents of such publication even when Distributor and/or Manufacturer participate in the funding of such research.

     6.04 Use of Names. Except as provided in Section 5.1, neither party shall, without the prior written consent of the other party, use in advertising, publicity, promotional materials or otherwise, any tradename, trademark, trade device, service mark, symbol, or any abbreviation, contraction or simulation thereof owned by the other party.

7.   INDEMNIFICATION; DISCLAIMERS OF LIABILITY

     7.01 Notwithstanding any other provisions of this Agreement, Manufacturer shall indemnify and hold harmless Distributor and its affiliated companies, and their respective officers, directors, employees, agents, subdistributors and customers (collectively, the "Indemnitees"), from and against all costs, expenses, claims, demands, causes of action, damages and judgements, including without limitation attorney's fees whether or not suit is actually commenced, which might be imposed upon or brought against an Indemnitee as a result of the manufacture, distribution, import, promotion, marketing, sale or offering for sale of Products in breach of the obligations contained in Section 4 herein or as permitted hereunder, including but not limited to: 1) any product liability for personal injuries or death and/or property damages, or 2) any infringement of any third party's intellectual property rights. Excluded from this provision are any costs, expenses, claims, demands, causes of action, damages and judgments which are the result of:
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           A. any warranty, express or implied, that is made by Distributor different from or in addition to those made in writing by Manufacturer which accompany the Products;

           B. bodily injury, property damage, or death arising out of

                (1) any physical or chemical change in the form of the Product made intentionally by the Distributor,

                (2) mishandling of the Product by the Distributor, including but not limited to repacking or removal of the Product from its original packaging or canister, or

                (3) Products which after distribution or sale by Manufacturer to Distributor have been labeled or relabeled in manner not authorized by Manufacturer.

     7.02 Indemnification by Distributor. Distributor shall indemnify and hold Manufacturer harmless from all costs, expenses, claims, demands, causes of action, damages and judgements, including without limitation attorney's fees whether or not suit is actually commenced, which might be imposed upon or brought against Manufacturer as a result of a third party claim A) relating to liability of Distributor as an employer for claims by Distributor's employees or agents; B) arising from warranties made by Distributor different from or in addition to those made in writing by Manufacturer which accompany the Product; or C) as a result of or arising from the events detailed in subsections 7.01(B)(1), (2) or (3) hereinabove.

     7.03 Conditions of Indemnification. Manufacturer shall not be obligated to indemnify an Indemnitee under Section 7.01, and Distributor shall not be obligated to indemnify Manufacturer under Section 7.02, unless:

           A. the party seeking indemnification gives the indemnifying party prompt written notice of any claim for which it seeks indemnification;

           B. the party seeking indemnification cooperates with the indemnifying party in the defense of the claim;

           C. the indemnifying party shall have the sole right to manage the defense of any such claim in the manner it deems advisable, including using counsel of its choice, and;

           D. the indemnifying party shall have the sole right to settle any such claim provided any such settlement completely releases the parties seeking indemnification, and
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              requires no action by, or financial participation from, the party seeking indemnification.

     7.04 Disclaimer of Consequential Damages. EXCEPT IN THE EVENT OF INDEMNIFICATION CLAIMS UNDER SECTION 7.01 OR WARRANTY CLAIMS UNDER SECTION
     3.08 , NEITHER PARTY SHALL HAVE ANY LIABILITY OF ANY KIND FOR ANY PUNITIVE, SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL LOSS OR DAMAGES UNDER OR AS A RESULT OF THIS AGREEMENT, EVEN IF SUCH PARTY SHALL HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH POTENTIAL LOSS OR DAMAGE.

     7.05 Distributor Disclaimer. MANUFACTURER ACKNOWLEDGES AND AGREES THAT DISTRIBUTOR DISCLAIMS ANY WARRANTY, REPRESENTATION OR GUARANTEE THAT DISTRIBUTOR'S DISTRIBUTION OF THE PRODUCTS AS PERMITTED HEREUNDER SHALL GENERATE ANY PARTICULAR LEVEL OF ACTUAL SALES OR REVENUE TO MANUFACTURER, AND DISTRIBUTOR, ITS DIRECTORS, OFFICERS, EMPLOYEES, SUBDISTRIBUTORS, AGENTS AND AFFILIATES SHALL HAVE NO LIABILITY OF ANY KIND OR NATURE (INCLUDING, WITHOUT LIMITATION, DIRECT, INDIRECT, SPECIAL, CONSEQUENTIAL OR ANY OTHER TYPE OF DAMAGES), REGARDLESS OF THE FORM OF ACTION, FOR ANY FAILURE TO ACHIEVE ANY PARTICULAR LEVEL OF SALES OR REVENUE TO MANUFACTURER.

     7.06 Survival. The provisions of this Section 7 shall survive any termination or expiration of this Agreement.

     7.07 Product Liability Insurance. At all times during the term of this Agreement and any renewals or extensions thereof, Manufacture shall maintain adequate product liability insurance relating to the Products, shall name Distributor as an additional named insured under such insurance policy, and shall provide Distributor with written evidence of such actions.

8.   TERM AND TERMINATION

     8.01 Term. The term of this Agreement shall be 3 year(s) beginning February 1, 2000, and ending on January 31, 2003, subject to earlier termination as described below in this Section 8. There shall be no obligation to renew.

     8.02 Termination For Fault With Right To Cure. Either party may terminate this Agreement prior to its normal expiration in the event the other party materially breaches its obligations under this Agreement by giving the breaching party written notice describing the breach in detail and giving the breaching party sixty (60) days to cure the breach. If the breach has not been cured within the sixty days notice period, then the party giving notice of breach may immediately terminate the Agreement.
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     8.03  Effect of Termination or Expiration. Upon termination or expiration of this Agreement:

           A. Neither party shall be released from the obligation to make payment of any and all amounts due and payable pursuant to this Agreement, including but not limited to those then due and thereafter to become due.

           B. The rights of each party against the other which may have accrued up to or after the date of such termination or expiration, and the provisions of this Agreement that are by their nature continuing (including but not limited to respective obligations regarding non-use and non-disclosure under Section 6.1 and obligations regarding indemnification under Section 7) shall remain in force after the termination or expiration of this Agreement.

           C. It is expressly understood and agreed that the termination rights set forth in this Agreement are absolute and that the parties have considered the possibility of the making of expenditures by one or both of the Parties hereto in preparing for and in the actual performance of this Agreement and have considered the possibility of loss and damage resulting from the non-renewal or termination hereof. It is the express intent and agreement of the Parties that neither shall be liable to the other for damages or otherwise by reason of the non-renewal of this Agreement or its termination as provided in this Section 8, provided that such non-renewal or termination shall not operate to discharge or release either party of obligations assumed by it prior to such non-renewal or termination.

           D. Neither party shall be liable to the other for damages or otherwise by reason of the termination of this Agreement as provided in this Section 8. The parties agree that, subject to the provisions of this Agreement that are by their nature continuing, and without prejudice to any other remedies at law or in equity that either party may have in respect of any breach of this Agreement, neither party shall be entitled to or claim that it is entitled to any compensation or like payment as a result of or arising out of any termination in accordance with this Section 8, whether claimed as loss of goodwill, foregone profits, lost investments, or otherwise.

           E.  If Distributor has exercised the license granted to it in Section
               9.01 prior to the expiration or termination of this Agreement, then such license shall continue, and Distributor shall continue to have the right to market, promote and distribute the Products, for such time period as is necessary in order for Distributor to fulfill binding agreements with customers entered into prior to the effective date of expiration or termination of this Agreement.

           F. Upon expiration of this Agreement, or termination of this Agreement for any reason, Manufacturer shall have the option, at its sole discretion, to purchase back from Distributor, and by doing so require Distributor to sell to Manufacturer, any unsold inventory of the Products in Distributor's possession or control that Distributor purchased from Manufacturer, provided that such Products are unopened and in saleable condition and the expiration date of sterility of such Products is at least ninety
               (90) days beyond the effective termination date of this Agreement. The price to be paid by Manufacturer for the purchase of such inventory shall be the purchase price actually paid by Distributor for the Products, increased by the cost for the transportation of the Products. In the event that Manufacturer does not repurchase all unsold inventory of the Products as specified above, Distributor shall be permitted to sell said unpurchased inventory for a period of one year following the termination or expiration of the Agreement pursuant to any terms deemed appropriate by Distributor.

     8.04  Bankruptcy.  THE PARTIES INTEND FOR THIS AGREEMENT AND THE
     RIGHTS GRANTED HEREIN TO COME WITHIN SECTION 365(n) OF THE U.S. BANKRUPTCY CODE AND, NOTWITHSTANDING THE BANKRUPTCY OR INSOLVENCY OF MANUFACTURER, THIS AGREEMENT AND THE RIGHTS GRANTED HEREIN SHALL REMAIN IN FULL FORCE AND EFFECT SO LONG AS DISTRIBUTOR IS IN MATERIAL COMPLIANCE WITH THE TERMS AND CONDITIONS HEREOF.

9.   MANUFACTURING LICENSE.

     9.01 Grant of License. Manufacturer hereby grants to Distributor a non-exclusive, perpetual license, with a right of sublicense, to all intellectual property rights anywhere in the territory (including, without limitation, all rights in and to all patents, present and future copyrights, moral and publicity rights, mask works, trade secrets, know-how and confidential business information), in and to the Products and all tangible materials that are necessary or helpful in the manufacture of the Products, including, without limitation, all manuals and other materials that describe the manufacturing processes and procedures for the Products, all designs, drawings, sketches, data, computer programs, test results, and information or items of a like nature (collectively, the "Manufacturing Materials"), so that Distributor or its designee may manufacture, use, import, offer for sale, sell the Products (including all improvements, additions or new versions thereof) in the Territory if any of the following events occur:

           A. (1) the entry of an order for relief in a proceeding in bankruptcy (other than Chapter 11 of Title 11 of the U.S. Code, as the same may be amended) in which Manufacturer is the named debtor; (2) Manufacturer's making of an assignment for the benefit of Manufacturer's creditors, (3) the appointment of a receiver for Manufacturer; (4) the filing of (i) any bankruptcy proceeding against Manufacturer, other than Chapter 11 of Title 11 of the U.S. Code, or (ii) any proceeding for an assignment for the benefit of Manufacturer's creditors, or (iii) any proceeding for appointment of a receiver or custodian of the assets and property of Manufacturer, which proceeding shall be consented to or acquiesced to by Manufacturer or has not been discharged or terminated within ninety (90) days; or (iv) the rejection by Manufacturer or any trustee of Manufacturer of this Agreement pursuant to 11 U.S.C. (S)365; or (v) following the filing of a proceeding under Chapter 11 of Title 11 of the United States Code, the failure by Manufacturer or its trustee to perform its obligations under this Agreement;

           B. Manufacturer ceases to operate as a business for a period of thirty (30) days;

           C. Manufacturer or any successor thereto has materially breached this Agreement, and has failed to cure such breach within sixty
               (60) days written notice thereof from Distributor or, if such breach is not susceptible of cure within such period, has failed to commence such cure within such period; or

           D. The material failure by Manufacturer to fill purchase orders for the Products, including the failure to meet agreed shipping dates or Volume Requirements, (i) where such failure continues for a period of three (3) months, or (ii) such that less than seventy-five percent (75%) of the total units of the Products ordered are actually shipped by Manufacturer during any consecutive three (3) month period. For the purposes of this subsection, "Volume Requirements" shall mean twenty-five percent (25%) more units of Product, by Product type, than that submitted by Distributor to Manufacturer as the rolling forecast referred to in Section 3.10 hereinabove;

           E. The material failure by Manufacturer to manufacture the Products to meet the applicable specifications, such that fifteen percent (15%) of the total units of the Products ordered by Distributor during any consecutive three (3) month period do not meet the applicable specifications;

           F. Manufacturer discontinues a particular Product without the prior written consent of Distributor, or fails to make available hereunder a reasonably acceptable replacement product for such discontinued Product.

     9.02 Exercise of License. If any of the events described in Section 9.01 occur, then Distributor shall give written notice to Manufacturer of such event (including notice of the specific Products to which such event(s) apply) and, within fifteen (15) days after Manufacturer's receipt of such notice, Manufacturer shall deliver or caused to be delivered to Distributor or its designee copies of the then-current Manufacturing Materials for the applicable Products.

     9.03 Technical Assistance. Manufacturer shall provide all engineering and technical assistance needed in order to transfer to Distributor or its designee all such Manufacturing Materials, so that Distributor may fully exercise the license granted in Section 9.01. Pursuant to such license, Distributor may copy, display, distribute and create derivative works of any copyrightable materials included in the Manufacturing Materials released to Distributor.

     9.04 Royalty. If any of the events listed in Section 9.01 (A), (B) or (F) occur, then the license granted to Distributor under Section 9.01 shall be royalty-free. If any of the events listed in Section 9.01 (C), (D), or (E) occur, then the parties shall negotiate in good faith the royalty percentage from the applicable Product (including all improvement, additions and new versions thereof) that Distributor shall be required to pay to Manufacturer for the license granted to Distributor under Section 9.1, which percentage shall be based on the value of the Manufacturing Materials to Distributor and taking into account such factors as, without limitation, cost to prepare to manufacture the Products; provided, however, that in no event shall the royalty percentage exceed five percent (5%) for any particular Product.

     9.05 Escrow of Materials. As mutually agreed to by the parties, the parties, along with a mutually acceptable, professional escrow agent, may enter into an agreement in order to establish and maintain in escrow during the term of this Agreement, copies of the Manufacturing Materials. Such agreement shall establish, at a minimum, the times at which Manufacturer is required to update the Manufacturing Materials, the release conditions that entitle Distributor to obtain such Manufacturing Materials (in addition to Section 9.01 hereof), and the costs to maintain such account. Such costs shall be reasonable, and shall be the responsibility of Distributor.

10.  GENERAL PROVISIONS.

     10.01 Notices. Any notice, request, or other document to be given to a Party under this Agreement shall be in writing and A) sent by registered or certified mail, postage prepaid, B) hand delivered, C) sent by express mail or other overnight delivery service which provides documentation of receipt, or D) sent by telecopy, telex or telegram, addressed as follows:

     If to Distributor:

          Daig Corporation
          14901 DeVeau Place
          Minnetonka, Minnesota 55345
          Attention:  President

     With a copy to:

          St. Jude Medical, Inc.
          One Lillehei Plaza
          St. Paul, Minnesota 55117
          Attention: General Counsel

     If to Manufacturer:

          Cardima, Inc.
          47266 Benicia
          Fremont, CA  94538
          Attention:  President/CEO

     Any party may change its address for receiving notices, requests or other documents by giving written notice of the change to the other party.

     10.02 Entire Agreement. The Schedule, Attachments, and Exhibits referred to in this Agreement are considered to be part of this Agreement. This Agreement contains the entire agreement between the Parties with respect to its subject matter and supersedes all previous agreements and understandings, whether written or oral between the parties regarding its subject matter.

     10.03 No Oral Modification. This Agreement may not be modified except in writing signed by an officer of the Parties.

     10.04 No Implied Waivers. The failure of one Party to require performance by the other of any provision of this Agreement shall not affect the right to require performance at a later time. The waiver by one Party of a breach by the other of any provision of this Agreement shall not be a waiver of any later breach of the provision.

     10.05 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns. Distributor may assign this Agreement, without Manufacturer's consent, to any subsidiary or affiliate of Distributor. Distributor's rights and obligations under this Agreement shall automatically transfer in connection with a merger, consolidation, reorganization involving Distributor or sale of substantially all of Distributor's assets. Manufacturer may assign this Agreement, without Distributor's consent, to any subsidiary or affiliate of Manufacturer. Manufacturer's rights and obligations under this Agreement shall automatically transfer in connection with a merger, consolidation, reorganization involving Manufacturer or sale of substantially all of Manufacturer's assets. Any attempted assignment in violation of this provision shall be null and void.

     10.06 Relationship of Parties. The relationship established by this Agreement is a buyer-seller relationship and not an agency, employment, joint venture, franchise, or partnership relationship. Neither Party has the authority to bind the other.

     10.07 Severability. In the event that any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provisions of this Agreement.

     10.08 No Goodwill. The Parties recognize that the creation of goodwill in the market is based upon the high quality of Manufacturer's Products and Distributor's domestic advertising and marketing. No claim for goodwill may be made by either party.

     10.09 Force Majeure. Non-performance by either party hereunder, other than an obligation to pay money, shall be excused to the extent that performance is rendered impossible by strike, fire, flood, governmental acts, orders or restrictions, or any other reason to the extent that the failure to perform is beyond the control of the non-performing party.

     10.10 Headings. The Section headings contained in this Agreement are for reference purpose only and shall not affect in any way the meaning or interpretation of this Agreement.

     10.11 Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Minnesota without regard to such state's principles of conflicts of law.

     10.12 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

  To evidence their agreement the Parties have signed below.


DAIG CORPORATION                       CARDIMA INCORPORATED




By:/s/ MICHAEL COYLE           By:/s/ PHILLIP RADLICK
   ------------------             --------------------
   Michael Coyle                  Phillip Radlick, Ph.D.
   President                      President and CEO


Date: Jan. 25, 2000             Date: Jan. 21, 2000
      -------------                   -------------

                                  SCHEDULE A


                              TRANSFER PRICE LIST
                         (EFFECTIVE FEBRUARY 1, 2000)


                    INTRAVASCULAR EP (IVEP) MICROCATHETERS



Product #     Description                                                               Unit Price
-----------   -----------                                                               ----------
01-04  1003   PATHFINDER(TM) . 4 (4 electrodes, 9-9-9)/150cm length/2.3F                  *****
01-04  1007   PATHFINDER(TM) . 4 (2 electrode pairs, 2-6-2)/150cm length/2.3F             *****
01-08  1003   PATHFINDER(TM) . 8 (8 electrode pairs, 9-9-9)/150cm length/2.3F             *****
01-08  1007   PATHFINDER(TM) . 8 (4 electrode pairs, 2-6-2)/150cm length/2.3F             *****
01-16  1003   PATHFINDER(TM) . 16 (8 electrode pairs, 2-6-2)/150cm length/2.5F            *****
01-04  3011   PATHFINDER mini(TM) . 4 (4 electrodes, 1-1-1)/135cm length/1.5F             *****
01-04  3012   PATHFINDER mini(TM) . 4 (4 electrodes, 2-2-2)/135cm length/1.5F             *****
01-04  3013   PATHFINDER mini(TM) . 4 (2 electrode pairs, 2-5-2)/135cm length/1.5F        *****
01-04  3014   PATHFINDER mini(TM) . 4 (4 electrodes, 1-1-1)/170cm length/1.5F             *****
01-04  3015   PATHFINDER mini(TM) . 4 (4 electrodes, 2-2-2)/170cm length/1.5F             *****
01-04  3016   PATHFINDER mini(TM) . 4 (2 electrode pairs, 2-5-2)/170cm length/1.5F        *****
01-04  3019   PATHFINDER mini(TM) . 4 (2 electrode pairs, 2-5-2)/150cm length/1.5F        *****
02-16  1002   TRACER(TM) . 16 (8 electrode pairs, 2-5-2)/145cm length/3.4F                *****


                         ENDOCARDIAL EP MICROCATHETERS

Product #    Description                                                                 Unit Price
---------    -----------                                                                 ----------
01-08  2001  REVELATION(TM)(8 3mm electrodes, 2-2-2)/135cm length/3.3F                     *****

---------------
***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.



                                   CS GUIDING CATHETERS



Product #     Description                                         Unit Price
-----------   -----------                                         ----------
08-00  1000   VENAPORT(R) Damato-type, 90cm, 6F OD                  *****
08-00  1001   VENAPORT(R) Damato-type, 65cm, 6F OD                  *****
08-00  1002   VENAPORT(R)-LR Damato-type, 90cm, 6F OD               *****
08-00  1003   VENAPORT(R)-LR Damato-type, 65cm, 6F OD               *****
08-00  1005   VENAPORT(R) Hockey-type, 90cm, 6F OD                  *****
08-00  1006   VENAPORT(R) Hockey-type, 65cm, 6F OD                  *****
08-00  1007   VENAPORT(R)-LR Hockey-type, 90cm, 6F OD               *****
08-00  1008   VENAPORT(R)-LR Hockey-type, 65cm, 6F OD               *****
08-00  1010   VENAPORT(R) Josephson-type, 90cm, 6F OD               *****
08-00  1011   VENAPORT(R) Josephson-type, 65cm, 6F OD               *****
08-00  1012   VENAPORT(R)-LR Josephson-type, 90cm, 6F OD            *****
08-00  1013   VENAPORT(R)-LR Josephson-type, 65cm, 6F OD            *****
08-00  1015   VENAPORT(R) Multipurpose-type, 90cm, 6F OD            *****
08-00  1016   VENAPORT(R) Multipurpose-type, 65cm, 6F OD            *****
08-00  1017   VENAPORT(R)-LR Multipurpose-type, 90cm, 6F OD         *****
08-00  1018   VENAPORT(R)-LR Multipurpose-type, 65cm, 6F OD         *****
08-00  1020   VENAPORT(R) Cournand-type, 90cm, 6F OD                *****
08-00  1021   VENAPORT(R) Cournand-type, 65cm, 6F OD                *****
08-00  1025   VENAPORT(R) CS-type, 90cm, 6F OD                      *****
08-00  1026   VENAPORT(R) CS-type, 65cm, 6F OD                      *****


____________
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with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                BALLOON OCCLUSION GUIDING CATHETERS


Product #     Description                                     Unit Price
-----------   -----------                                     ----------

08-00  2000   VUEPORT(TM) Damato-type, 90cm, 8F OD             *****
08-00  2001   VUEPORT(TM) Damato-type, 65cm, 8F OD             *****
08-00  2005   VUEPORT(TM) Hockey-type, 90cm, 8F OD             *****
08-00  2006   VUEPORT(TM) Hockey-type, 65cm, 8F OD             *****
08-00  2010   VUEPORT(TM) Cournand-type, 90cm, 8F OD           *****
08-00  2011   VUEPORT(TM) Cournand-type, 65cm, 8F OD           *****
08-00  2015   VUEPORT(TM) Multipurpose-type, 90cm, 8F OD       *****
08-00  2016   VUEPORT(TM) Multipurpose-type, 65cm, 8F OD       *****
08-00  2020   VUEPORT(TM) CS-type, 90cm, 8F OD                 *****
08-00  2021   VUEPORT(TM) CS-type, 65cm, 8F OD                 *****
08-00  2025   VUEPORT(TM) Amplatz-type, 90cm, 8F OD            *****
08-00  2026   VUEPORT(TM) Amplatz-type, 65cm, 8F OD            *****


                DEFLECTABLE TIP GUIDING CATHETERS


Product #    Description                                         Unit Price
---------    ------------                                        ----------

08-003001     Naviport, 30 CRV, 90cm, 8F                           *****
08-003045     Naviport, 10 CRV, 90cm, 9F                           *****


____________
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with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                        CONNECTING CABLES



Product #        Description                                                  Unit Price
---------        -----------                                                  ----------
10-01  1001      EP SELECT(TM) 1-1 Connecting Cable (White)                      *****
10-01  1002      EP SELECT(TM) 1-1 Connecting Cable (Blue)                       *****
10-01  1003      EP SELECT(TM) 1-1 Connecting Cable (Black)                      *****
10-01  1004      EP SELECT(TM) 1-1 Connecting Cable (Red)                        *****
10-01  1005      EP SELECT(TM) 1-1 Connecting Cable (4 pk, 1 of each color)      *****
10-08  1001      8 pin Connecting Cable, Distal (1-8), Bare Pin                  *****
10-08  1002      8 pin Connecting Cable, Proximal (9-16), Bare Pin               *****
10-08  1003      8 pin Connecting Cable, Distal (1-8), Retractable Pin           *****
10-08  1004      8 pin Connecting Cable, Proximal (9-16), Retractable Pin        *****
10-08  1013      EP SELECT(TM), ECG Cable, Retractable Pin                       *****
10-08  1014      EP SELECT(TM), ECG Cable, Bare Pin                              *****
10-16  1001      16 pin Connecting Cable, Bare Pin                               *****
10-16  1002      16 pin Connecting Cable, Retractable Pin                        *****


                CONNECTING CABLES


Product #    Description                                                         *****
---------    -----------

11-08 1002  EP SELECT(TM) Switchbox                                              *****


____________
***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                  SCHEDULE B

                                     *****







                                     *****











                                     *****
___________
***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                  Schedule C



1. APPLICABLE TERMS AND CONDITIONS: The acknowledgment of any order by CARDIMA, INC. shall constitute the purchaser's acceptance of CARDIMA's terms and conditions. No terms or conditions stated by the purchaser shall be binding on CARDIMA unless such terms or conditions are expressly accepted in writing by CARDIMA prior to commencement under this order. CARDIMA's terms of sale are net 30 payable within 30 days or subject to service charges under
    Section 2 for domestic shipments and net 60 payable within 60 days or subject to service charges under Section 2 for foreign shipments.

2. SERVICE CHARGES: In the event that the purchaser does not pay the amount due within the days specified from the due date, CARDIMA may assess service charges of one and one-half (1.5%) percent per month on the amount due. Such amount is the reasonable estimate of fair compensation for any loss that CARDIMA may sustain. Such amount for each month that the purchase price remain unpaid has been agreed to in advance because of the impracticability of fixing actual damages. In the event legal or other costs are incurred to collect on any unpaid balance, the purchaser will be charged for all collection costs, including attorney's fees. Also, CARDIMA reserves the rights to charge for priority freight expenses.

3. TAXES: CARDIMA is required to comply with any and all state and local taxes where applicable unless a properly executed resale or exempt certificate has been received from the purchaser.

4. PAYMENTS INSTRUCTIONS: All payments shall reference the CARDIMA invoice number so that the correct amount of credit will be applied.

    PAYMENTS BY CHECKS SHALL BE FORWARDED TO:
    ATTN:  ACCOUNTS RECEIVABLE
    CARDIMA, INC.
    BOX 14172
    FREMONT, CA  94539-1372

    PAYMENTS BY SWIFT WIRE TRANSFER SHALL BE ROUTED TO:

    CREDIT TO:           CHASE MANHATTAN BANK, NY, USA
    SWIFT CODE:          CHASEUS33
    BENEFICIARY:         FC-SILICON VALLEY BANK
                         LAKESIDE DRIVE
                         SANTA CLARA, CA  95054
    ROUTING #:           \\FW:121140399
    FOR CREDIT OF:       CARDIMA, INC.
    CREDIT ACCT. #:      FNC 02-726866-70

5. INQUIRIES: For questions regarding your order, please call our Customer Service Department at (800) 354-0102, or send fax to (510) 354-0103. For questions regarding your invoice, please call our Accounting Department at
    (888) 354-0300, or fax to (510) 657-4476.

6. LIMITED WARRANTY: CARDIMA warrants each new product sold by CARDIMA to be free from defects in material and workmanship under normal use and service. The sole obligation and liability of CARDIMA under this warranty is limited to, at its option, the refund of the purchase price of, or the replacement at its factory of any such product which proves defective within 60 days after delivery to the first end user, and is found to be defective in material or workmanship by CARDIMA inspection.

7. APPLICABLE LAW: These terms and conditions of sale and invoice will be governed by the laws of the State of California.



                           CERTIFICATE OF CONFORMANCE

CARDIMA, INC. CERTIFIES THAT DOCUMENTARY EVIDENCE IN THE FORM OF TEST REPORTS AND INSPECTION RECORDS ON THIS MATERIAL AND/OR ASSOCIATED PROCESSES INDICATING CONFORMANCE TO APPLICABLE SPECIFICATIONS ARE ON FILE AND AVAILABLE FOR REVIEW AT ITS HOME OFFICE.

IN THE EVENT THAT ANY OF THE TERMS OF THIS SCHEDULE C CONFLICT WITH ANY OF THE TERMS IN THE BODY OF THIS EXCLUSIVE DISTRIBUTION AGREEMENT, THE TERM(S) OF THE EXCLUSIVE DISTRIBUTION AGREEMENT SHALL PREVAIL.

                                  SCHEDULE D


                        PRICES FOR PROMOTIONAL MATERIALS


Manufacturer shall transfer reasonable quantities of any promotional materials relating to, or useful in the marketing of, the products at manufactures cost upon the request of distributor.

                                  SCHEDULE E


                                ANNUAL MINIMUMS

As described in Section 3.03, in order to maintain its exclusive right to distribute product in the Territory, Distributor must purchase the following minimum amounts of the Products during the specified time periods:

1.   February 1, 2000 - January 31, 2001      *****
2.   February 1, 2001 - January 31, 2002      *****
3.   February 1, 2002 - January 31, 2003      *****


___________
***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.